Exhibit 99.4
                                                             Trenwick Group Ltd.

                               Trenwick Group Ltd.
                           List of non-Debtor Entities

Trenwick (Barbados) Ltd.
Trenwick Services Inc.
Trenwick America Reinsurance Corporation
The Insurance Corporation of New York
Chartwell Advisors Limited
Canterbury Financial Group Inc.
Trenwick Services Ltd.
Trenwick Guaranty Insurance Company Ltd.
LaSalle Re Limited
LaSalle Re (Services) Limited
LaSalle Re Corporate Capital Limited
Oak Dedicated Limited
Oak Dedicated Two Limited
Oak Dedicated Three Limited
LaSalle Re (Barbados) Limited
Trenwick UK Holdings Limited
Trenwick Holdings Limited
Acorn Corporate Capital Limited
Trenwick Underwriting
Trenwick UK plc
ISIS Consulting Inc.
Trenwick Managing Agents Limited
Bowman Loss Adjusters Ltd.
Trenwick UK Management Services Limited
Trenwick UK Pension Trustees Limited
Target Insurance Company (Gernsey) Ltd.
Castle Members Agents Limited
Resource Underwriting Pacific Pty Ltd.
Archer Personal Lines Limited
Castle Underwriting Holdings Limited
Surveyors Direct Limited
Trenwick Underwriting Limited
Archer Dedicated plc
Adit Holdings Ltd.
Oak Dedicated Four Limited